眾鼎法律事務所

CHOANDING ATTORNEYS-AT-LAW

台北市萬華區開封街二段 48號5樓
5F，48 KAIFENG ST. SECTION 2，TAIPEI
TAIWAN 108

TEL:886-2-23810167 FAX:886-2-23318630

證 明 書

Letter of Certification

本律師茲經當事人所提供之資料，經查鐿祥光電股份有限公司與安博光電有限公司及美國安博公司、加拿大安博公司係分別依設立地之法律申請設立之獨立公司，財務、人格均各自獨立，雙方間無任何關連，爰此證明之。

另鐿祥光電股份有限公司向合作金庫商業銀行股份有限公司及台灣土地銀行股份有限公司所有聲請公司信用貸款未清償部分，銀行因債務人無財產可供執行，已經查封連帶保證人陳嘉鈞所有座落臺北縣樹林市佳園路三段113巷15號之不動產，其中合作金庫銀行以台灣板橋地方法院95年度執全字第6826號假扣押強制執行事件查封登記在案。又上揭案件台灣土地銀行股份有限公司以96年執全字第138號假扣押強制執行

事件查封在案。(後續若有結果再補呈證據)

因陳嘉鈞名下查無登記其餘財產，故銀行現已無進行任何查封程序。

After examination of the documents provided by the persons in charge, we, authorized to provide legal opinions in Taiwan, have come to the conclusion that Yi-Hsiang Optoelectronics Inc., and Amber Optoelectronics Inc. are two separate entities with their respective applications for the establishment of the companies. We hereby certify that each company has its own finance, personnel and company structure and there is no physical or legal connection between the two companies.

The unpaid balances of the loan accounts of Yi-Hsiang Optoelectronics, Inc. at Taiwan Cooperative Bank, and at The Land Bank of Taiwan were resolved in the following manner:
Since the debtor, Yi-Hsiang Optoelectronics Inc. has no asset, the banks went after the loan guarantor, Mr. Jia Juin Chen, and seized his property at 15, 113 Lane, Jia Yuan Road Sec. 3, Shu-Lin, Taipei, Taiwan under the Ban-Qiao District Court judgment #6826, year 2006 in favor of Taiwan Cooperative Bank, and judgment #138 , year 2007 in favor of The Land Bank of Taiwan. (Further information on these judgments will be provided when executed)
Since there was no more asset under the ownership of Jia Juin Chen, the case was closed as of today and there is no further collection action from the banks.

提供證明人：

Documents provided by：

鎰祥光電股份有限公司	安博光電有限公司
Yi-Hsiang Optoelectronics, Inc.	Amber Optoelectronics, Inc.
法定代理人：陳嘉鈞	法定代理人：鄭坤城
簽名（Signature）	簽名（Signature）
陳嘉鈞	鄭坤城 鄭世城(代)
Legal Rep.：Jia Juin Chen	Legal Rep.：Kun Chen Cheng
統一編號：27345634	統一編號：28733167
Unified number: 27345634	Unified number: 28733167

見證人：馬金生律師

License: 台證字第壹參伍參號

公證單位：眾鼎法律事務所 律師樓

Certifier: MA JIN-SHENG Law Firm

西元 二〇〇八 年 八 月 十三 日

律師證書



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性別 男
年齡 民國貳拾柒年捌月貳日生
籍貫 天津市

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